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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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                                  14a-6(e)(2))
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             /X/ Soliciting Material Pursuant to Section 240.14a-12

                                META Group, Inc.

                (Name of Registrant as Specified In Its Charter)

                                  Gartner, Inc.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              /X/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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previously. Identify the previous filing by registration statement number, or
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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

Filed by Gartner, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
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Subject Company: META Group, Inc.. Commission File No.: 0-27280

On December 27, 2004, Gartner, Inc. sent the following letter to its clients.

To Our Valued Clients:

I am delighted to share with you the news that Gartner, Inc. has reached an agreement to acquire META Group. Upon completion of the transaction, the combined company's professional staff of research analysts and consultants will be able to provide an even greater scope of independent, objective counsel to help senior IT and business executives leverage information technology to meet their strategic objectives.

META Group represents an outstanding strategic fit with Gartner. The acquisition of META Group allows us to expand our ability to deliver the broadest, deepest, most timely advice and consulting on information technology.

We expect the transaction, which is subject to customary closing conditions, including regulatory approvals, and approval by META Group's stockholders, to close in the second quarter 2005. We will keep you informed of developments as they occur. As Gartner moves forward, I want to thank you for allowing us to be your partner. We look forward to continuing and growing our relationship with you in the future.

Most Sincerely,

/s/ Gene Hall

Gene Hall